SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MATERIALS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MATERIALS GROUP, INC.
20211 South Susana Road
Rancho Dominguez, California 90221

October 26, 2002

To our stockholders:

You are cordially invited to attend the 2002 annual meeting of stockholders of Advanced Materials Group, Inc. (the “Company”), which will be held at 10:00 a.m. local time, on Monday, December 9, 2002 at the Doubletree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618. All holders of the Company’s outstanding common stock as of October 25, 2002 are entitled to vote at the annual meeting.

Enclosed is a copy of the Company’s annual report, notice of annual meeting of stockholders, proxy statement and proxy card. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important you complete, sign, date and return the proxy card in the enclosed postage prepaid envelope in order to ensure that your shares will be represented at the annual meeting.

Sincerely,

Steve F. Scott
President and Chief Executive Officer

ADVANCED MATERIALS GROUP, INC.
20211 South Susana Road
Rancho Dominguez, California 90221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, December 9, 2002

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Advanced Materials Group, Inc., a Nevada corporation (the “Company”), will be held at 10:00 a.m. local time, on Monday, December 9, 2002 at the Doubletree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618 for the following purposes:

1.	To elect five directors to the Board of Directors;

2.	To ratify the appointment of BDO Seidman, LLP as the independent accountants for the Company for the fiscal year ending November 30, 2002;

3.	To transact such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

The Board of Directors has fixed the close of business on October 25, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of the Company’s Common Stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

For Proposal 1, the election of five directors to the Board of Directors, the five nominees receiving the highest vote totals will be elected. The approval of Proposal 2 will require the affirmative vote of the holders of a majority of the shares of our common stock as of the record date that are present in person or represented by proxy and entitled to vote at the meeting.

Accompanying this notice are a proxy and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors

Steve F. Scott
President and Chief Executive Officer

Rancho Dominguez, California
October 26, 2002

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting of stockholders. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.

ADVANCED MATERIALS GROUP, INC.
20211 South Susana Road
Rancho Dominguez, California 90221

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held Monday, December 9, 2002

VOTING AND PROXY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Materials Group, Inc. (the “Company”) for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Monday, December 9, 2002 at the Doubletree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine California 92618 and at any adjournment or postponement thereof. When the enclosed proxy card is properly executed and returned, the shares it represents will be voted in accordance with any directions indicated on that proxy. In voting by proxy for directors, stockholders may vote in favor of all director nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder with respect to the matters described in the proxy. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of all director nominees named herein and FOR the ratification of BDO Seidman LLP as the Company’s independent accountants for the fiscal year ending November 30, 2002. If any other matters properly come before the annual meeting, the persons named as proxies will vote upon these matters in accordance with their best judgment. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the annual meeting in person.

At the close of business on October 25, 2002, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, the Company had issued and outstanding 8,671,272 shares of common stock, par value $.001 per share (the “common stock”). Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting. Only stockholders of record at the close of business on October 25, 2002 are entitled to notice of and to vote at the annual meeting or at any adjournments thereof.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company, regardless of whether a proxy has authority to vote on all matters presented at the meeting, shall constitute a quorum at the annual meeting. The five nominees for director who receive the highest number of votes shall be elected. On all matters other than the election of directors, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Abstentions and broker non-votes on any particular proposal will not be treated as a vote cast on the proposal and, therefore, will not affect the outcome of matters to be voted on at the meeting.

The Company will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or telephone. Proxy solicitors may include directors, officers and regular employees of the Company. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about October 28, 2002 to all stockholders entitled to vote at the annual meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with that act, we file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company’s Common Stock is traded on the OTC Bulletin Board under the symbol “ADMG.OB.”

PROPOSAL I
ELECTION OF DIRECTORS

Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five nominees listed below unless a contrary instruction is made on the proxy. If one or more of these nominees should be unable or unwilling to serve for any reason, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors. All of the nominees listed below are presently directors of the Company.

THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FIVE NOMINEES LISTED BELOW.

Director Nominees

Timothy R. Busch, 47, has been the Chairman and a Director of the Company since February 1998 and September 1997, respectively. Mr. Busch is a tax attorney and is president and managing partner of a professional services practice, The Busch Firm, which he founded in 1979. Until May 1999, he was a director of IMPAC Commercial Holdings, Inc., a publicly held company, and is currently a director of several privately held companies. Mr. Busch is a licensed attorney in California, Michigan, Texas and Washington, D.C. as well as a licensed CPA in California and Michigan.

Steve F. Scott, 57, has been the President and a Director of the Company since June 1991, and was appointed Chief Executive Officer in July 1994. He has been with the Company and its predecessors for a total of nearly 15 years, including previous positions as General Manager and Vice President of Sales. Mr. Scott was President of Pleuss-Staufer, a Swiss-based mining company, from 1989 to 1991. Mr. Scott holds a B.S. in Chemical Engineering from the University of Cincinnati and an M.B.A. from California State University at Long Beach.

N. Price Paschall, 53, has been a Director of the Company since January 1994. Mr. Paschall has been Managing Director of Context Capital Group, an investment-banking firm that serves clients in the medical and industrial markets, since February 1992. Mr. Paschall was a partner of Shea, Paschall, Powell-Hambros Bank, and its predecessor company, a firm specializing in mergers and acquisitions, from January 1983 to January 1992. Mr. Paschall holds a B.A. in Business Administration from California Polytechnic University at Pomona. In addition, he currently serves on the board of Biopool International, Inc. a publicly-held medical device company.

Maurice J. DeWald, 61, has been a Director of the Company since February 1998. From June 1992 to the present, Mr. DeWald has been Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment and financial advisory firm. Mr. DeWald is a former member of the KPMG Peat Marwick Board of Directors and also served as the Managing Partner of the Los Angeles office of KPMG Peat Marwick from 1986 to 1991. He currently serves on the boards of two publicly held companies in the healthcare industry, Tenet Healthcare Corporation and ARV Assisted Living, Inc. In addition, he currently serves on the boards of Dai-Ichi Kangyo Bank of California and Monarch Funds, a publicly held investment fund.

James R. Swartwout, 55, has been a Director of the Company since May 2001. From August 1990 to the present, Mr. Swartwout has been Chairman of the Board of Directors of Summa Industries, Inc., a publicly held manufacturer of proprietary engineered plastic products. He joined Summa Industries in October 1988 as its Executive Vice President and Chief Operating Officer, was promoted to President and Chief Operating Officer in August 1989 and to Chief Executive Officer in July 1990. Formerly, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. He earlier worked for American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a B.S. in Industrial Engineering from Lafayette College and an M.B.A. from the University of Southern California.

Director Compensation

All non-employee directors are entitled to receive $500 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company’s 1998 Stock Option Plan, to purchase 20,000 shares of the Company’s common stock at fair market value when first elected to the Board, and 10,000 shares of common stock at fair market value each January subsequent to their reelection to the Board. The options become fully vested on the six-month anniversary from the date of issuance.

Board of Directors Meetings

The Board of Directors of the Company held 11 meetings during fiscal 2001. The Board has standing Compensation and Audit Committees, but does not have a nominating committee. The Compensation Committee is comprised of Messrs. Paschall, Busch and DeWald and met twice during fiscal 2001. The Compensation Committee evaluates the performance of the Company’s officers and makes recommendations to the Board concerning compensation. The Compensation Committee also determines option grants made pursuant to the Company’s 1998 Stock Option Plan.

The Audit Committee is comprised of Messrs. DeWald, Busch and Paschall and met twice during fiscal 2001. Each of the members of the Audit Committee is independent, as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee meets at least twice a year with the Company’s auditors to review the results of the annual audit and to discuss the Company’s financial statements.

Report of the Audit Committee

Pursuant to the proxy solicitation rules of the Securities and Exchange Commission, the Audit Committee of the Board of Directors is asked to report to the stockholders on certain matters each year in a Proxy Statement.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has the general responsibility for the surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Management has the primary responsibility for preparing the Company’s financial statements and for its financial reporting process, and the Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee, among other things, is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process, including an analysis of the auditors’ judgment as to (a) the quality of the Company’s accounting procedures and practices, (b) any significant changes in the accounting policies of the Company and (c) any accounting and financial impact on the Company’s financial reports.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s quarterly and audited annual financial statements for the fiscal year ended November 30, 2001. The Audit Committee has also discussed with the independent auditors the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has actively engaged in a dialogue with the independent auditors with respect to any and all disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In reviewing and discussing such matters, the Audit Committee considered whether the auditors’ provision of non-audit services during 2001 is compatible with maintaining the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2001, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

N. Price Paschall
Timothy R. Busch
Maurice J. DeWald

No Director attended less than 75% of the total number of meetings of the Board of Directors and of all committees of which he was a member.

Executive Officers

Following is information regarding David Lasnier, Gayle Arnold and Tom Lane, all of whom are executive officers of the Company. Messrs. Lasnier and Lane and Ms. Arnold are not director nominees.

David Lasnier, 52, is the Senior Vice President and General Manager for Advanced Materials, Inc., a wholly owned subsidiary of the Company. He has held several managerial positions, primarily in sales and manufacturing, since joining the Company in 1991 and was promoted to his current position in June 1993. Mr. Lasnier holds a B.B.A. in Industrial Engineering and Management from St. Bonaventure University and an M.B.A. from the University of Vermont.

Gayle Arnold, 41, joined the Company in February 2001 as, and currently is, its Chief Financial Officer. Prior to joining the Company, Ms. Arnold was Chief Financial Officer and Treasurer of I-Flow Corporation, a publicly held manufacturer of medical devices. She joined I-Flow in April 1991 to serve as Controller and was promoted to Chief Financial Officer in February 1994. Prior to joining I-Flow, Ms. Arnold served as a manager with the accounting firm Deloitte & Touche LLP where she was employed from 1984 to 1991. Ms. Arnold is a CPA in the state of California and holds a B.A. in Business Administration from the University of Texas in Austin.

Tom Lane, 38, has been Chief Executive, Europe, for Advanced Materials, Ltd., a subsidiary of the Company, since joining the Company in January 1998. From 1993 to 1998 he was Chief Executive of Killeen SBU, a group of Jefferson Smurfit companies in the corrugated packaging industry in Ireland. Mr. Lane holds a BCL degree from the University College in Dublin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Common Stock beneficially owned as of October 25, 2002 by: (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the common stock; (ii) each of the Company’s directors; (iii) each of the Named Executive Officers identified in the “Executive Compensation” section; and (iv) all officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares(2)
Dito Caree LP, Dito Devcar LP and Richard H. Pickup c/o David Hehn 3753 Howard Hughes Parkway #200 Las Vegas, NV 89109-0938	1,186,300	(3)	13.7%
Delk Partners Ltd. 3303 Lee Parkway, Suite 220 Dallas, TX 75219	814,300	(4)	9.4%
Gregory J. Spagna 201 E. 45th Street, 18th Floor New York, NY 10017	820,500	(5)	9.5%
Timothy R. Busch and the Lenawee Trust	835,307	(6)	9.6%
Steve F. Scott	495,500	(7)	5.4%
N. Price Paschall	250,000	(8)	2.8%
Maurice J. DeWald	60,000	(9)	*
James Swartwout	20,000	(10)	*
David Lasnier	175,000	(11)	2.0%
Tom Lane	185,000	(12)	2.1%
All officers and directors as a group (7 persons)	2,020,807	(13)	20.5%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of Common Stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of Common Stock subject to options or warrants or underlying notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address of each beneficial owner is care of Advanced Materials Group, Inc., 20211 South Susana Road, Rancho Dominguez, California 90221.

(2)	Ownership of less than one percent is indicated by the mark “*”.
(3)
Comprised of 986,300 shares held by Dito Caree LP and 200,000 shares held by Dito Devcar LP. Mr. Pickup does not directly own any shares, but he indirectly controls both Dito Caree LP and Dito Devcar LP. Mr. Pickup, Dito Caree, LP and Dito Devcar, LP acknowledges that they are a “group,” as that term is used in Section 13(d)(3) of the Exchange Act with respect to the referenced shares.

(4)
Based solely on a Form 13G/A filed with the Commission on February 12, 2001. Delk Partners, Ltd. has the sole power to vote and dispose of the 814,300 shares of common stock beneficially owned by it. However, as the general partners of Delk Partners, Ltd., Mr. Robert Delk and Mrs. Ann Struckmeyer Delk may be deemed, for purposes of determining beneficial ownership pursuant to Rule 13d-3, to have shared power to vote, or direct the vote of, or dispose of, or direct the disposition of, the 814,300 shares of common stock owned directly by Delk Partners, Ltd.

(5)	Based solely on a Form 13G/A filed with the Commission on February 13, 2002 and comprised of 533,000 shares held by Mr. Spagna and 287,500 shares held jointly by Mr. Spagna and his wife and children.
(6)
Comprised of 765,307 shares held by the Lenawee Trust, of which Mr. Busch and his spouse are beneficiaries; and 70,000 shares issuable upon exercise of options held by Mr. Busch that are presently exercisable or exercisable within 60 days of October 25, 2002. Mr. Busch and the Lenawee Trust acknowledge that they are a “group,” as that term is used in under Section 13(d)(3) of the Exchange Act, with respect to the referenced shares.

(7)
Comprised of 20,000 shares which Mr. Scott owns and 475,500 shares which Mr. Scott has the right to acquire upon exercise of stock options presently exercisable or exercisable within 60 days of October 25, 2002.

(8)	Comprised of 250,000 shares which Mr. Paschall has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.
(9)	Comprised of 60,000 shares which Mr. DeWald has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.
(10)	Comprised of 20,000 shares which Mr. Swartwout has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.
(11)	Comprised of 175,000 shares which Mr. Lasnier has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.
(12)
Comprised of 35,000 shares, which Mr. Lane owns, and 150,000 shares, which Mr. Lane has the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.

(13)
Comprised of 820,307 shares owned by the directors and Named Executive Officers and 1,200,500 shares, which the directors and Named Executive Officers have the right to acquire upon exercise of options presently exercisable or exercisable within 60 days of October 25, 2002.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company for services rendered to the Company by its Chief Executive Officer and to each of the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the fiscal year ended November 30, 2001 (the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation
Awards
		Annual Compensation						Restricted Stock Awards ($)	Securities Underlying Options Granted (#)	Payouts
Name and Principal Position	Fiscal Year	Salary(1)		Bonus(2)		Other Compensation(3)				LTIP Payouts	All Other Compensation
Steve F. Scott President and Chief Executive Officer	2001 2000 1999	$ $ $	243,526 234,429 229,733		— — —	$ $ $	12,947 18,771 16,976	— — —	10,000 10,000 10,000	— — —	— — —
David Lasnier Senior Vice President	2001 2000 1999	$ $ $	155,745 153,363 147,271	$ $	— 30,000 14,000	$ $ $	14,425 11,901 11,387	— — —	25,000 — —	— — —	— — —
Tom Lane Chief Executive, Europe	2001 2000 1999	$ $ $	116,618 129,210 119,457	$ $ $	35,073 37,175 33,350	$ $ $	11,662 12,138 12,591	— — —	100,000 — —	— — —	— — —

(1)
Mr. Scott and Mr. Lasnier received voluntary salary reductions of 25% and 15%, respectively, in December 2001. These voluntary reductions were done to help facilitate the current operations of the Company and will be reviewed on a periodic basis.

(2)
Bonuses levels for each indicated fiscal year were determined and paid in the first quarter of the following fiscal year. Thus, fiscal 2000 bonuses levels were actually determined and paid in fiscal 2001 but were based on the Company’s performance in the preceding year. See “Report of the Compensation Committee.”

(3)
For Mr. Scott, includes an allowance of $10,350 for automobile expenses and an allowance of $2,597 for medical insurance. For Mr. Lasnier, includes an allowance of $8,401 for automobile expenses and an allowance of $6,024 for medical insurance. For Mr. Lane, includes pension contributions of $11,662.

Stock Option Grants

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended November 30, 2001. This information includes hypothetical potential gains from stock options granted during the fiscal year ended November 30, 2001. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the Company’s common stock price over the 10-year life of the stock options granted during this fiscal year. These assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects. The Company granted options to purchase at total of 315,000 shares of common stock during fiscal 2001, 70,000 of which were options granted as director compensation. See “Director Compensation.”

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted	% of Total Options Granted During FY 01	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Award Recipient					0%	5%	10%
Steve F. Scott	10,000	3%	$0.53	1/18/2005	$0	$1,464	$3,236
David Lasnier	25,000	8%	$0.30	6/18/2011	$0	$4,717	$11,953
Tom Lane	100,000	32%	$0.30	6/18/2011	$0	$18,867	$47,812

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding the exercise of options by the Named Executive Officers during fiscal 2001 and unexercised stock options held by each of the Named Executive Officers as of November 30, 2001.

	Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options at November 30, 2001		Value of Unexercised In-The-Money Options at November 30, 2001(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Steve F. Scott	—	—	465,500	—	—	—
David Lasnier	—	—	165,000	35,000	—	—
Tom Lane	—	—	150,000	100,000	—	—

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.
(2)	Based on the Nasdaq last reported sale price on November 30, 2001 ($0.24 per share).

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of November 30, 2001, including the 1993 Stock Option Plan, the 1997 Stock Option Plan and the 1998 Stock Option Plan (together, the “Option Plans”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (2)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	1,565,144		$1.39	749,744
Equity compensation plans not approved by security holders	190,000	(1)	$1.50	—
Total	1,755,144		$1.40

(1)
On March 31, 1997, the Company extended the expiration terms of options to a director to purchase 140,000 shares of the Company’s common stock from June 1998 until March 2007. Additionally, on March 31, 1997, the Company issued options to the same director for consulting services to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share (fair market value of the underlying stock at the date of grant), expiring March 2007. Such options were fully exercisable at the date of grant. These options were issued outside of the Company’s Option Plans and have not been approved by the Company’s stockholders. Compensation expense aggregating $160,000 related to the fair value of these options was recorded in the 1997 consolidated statement of operations.

(2)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

Employment Agreements

The Company is party to an employment agreement with Steve F. Scott, its President and Chief Executive Officer, dated July 1, 1998, which currently provides Mr. Scott with an annual salary of $250,000 per year. The employment agreement is effective through June 30, 2004. Upon termination by the Company, Mr. Scott will be entitled to any unpaid compensation accrued through the effective date of his termination. In addition, if he is terminated by the Company other than for cause (as defined in the agreement), the Company will provide Mr. Scott with a severance payment equivalent to two times his most recent annual base salary plus the aggregate annual cash value of his automobile allowance and health insurance. Upon a change in control of the Company (as defined Mr. Scott’s employment agreement), Mr. Scott may receive a severance payment equal to five times his most recent annual salary plus the remaining value of his automobile allowance and health insurance payable under this contract.

The Company is party to an employment agreement with Tom Lane, Chief Executive of Advanced Materials, Ltd., dated November 4, 1997 that provides Mr. Lane with an annual salary of EUR $156,178 (approximately $153,000 as of October 22, 2002). Pursuant to this agreement, The Company may be obligated to pay Mr. Lane a severance payment equal to two years of his base salary if his employment is terminated without cause (as defined in the employment agreement).

Director Compensation

All non-employee directors are entitled to receive $500 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, each director is entitled to receive non-qualified stock options, pursuant to the Company’s 1998 Stock Option Plan, to purchase 20,000 shares of the Company’s common stock at fair market value when first elected to the Board, and 10,000 shares of common stock at fair market value each January subsequent to their re-election to the Board. The options become fully vested on the six-month anniversary from the date of issuance.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company’s common stock, based on its market price, over a five-year period with the cumulative total return of the Nasdaq Composite Index and the S&P 600 Small Cap Index as a peer group comparison, assuming reinvestment of dividends. The Company has selected the S&P 600 Small Cap Index on the basis that it believes that it cannot reasonably identify a reasonable pool of peer issuers in the same line of business. This graph assumes that the value of the investment in the Company’s common stock and each of the comparison groups was $100 at the beginning of the measurement period.

	1/1/97	1/1/98	1/1/99	1/1/00	1/1/01
Nasdaq Stock Market (Composite Index)	100.00	121.80	208.44	162.31	120.62
Advanced Materials Group, Inc.	100.00	39.43	23.14	26.86	6.86
S & P 600 Small Cap Index	100.00	93.88	102.96	110.09	122.45

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of the following non-employee directors during fiscal 2001: Messrs. Paschall, Busch and DeWald.

Report of the Compensation Committee

The compensation committee of the Board of Directors, composed of Messrs. Paschall, Busch and DeWald, has the authority to administer the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company’s executive officers with those of its stockholders.

Executive Compensation Programs

The Company’s executive compensation program consists of three principal elements: base salary, cash bonus, and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry.

The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company’s stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive’s position within the Company.

Chief Executive Officer Compensation

Mr. Scott’s employment contract provides for a current base salary of $250,000 and he is eligible for the grant of stock options and a cash bonus awarded at the discretion of the Compensation Committee. Option grants and cash bonus awards granted by the Company in fiscal 2001 are based upon the Company’s performance in that year. In determining Mr. Scott’s total compensation, the Compensation Committee considers the Company’s overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, the Compensation Committee awarded no cash bonus in fiscal 2001, 2000 or 1999. In each of these years, Mr. Scott received an option purchase up to 10,000 shares of common stock as compensation for his services as a director of the Company.

This report was furnished by
Messrs. Paschall, Busch and DeWald

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company as well as persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to our officers, directors and greater-than-10% stockholders were satisfied during the fiscal year ended November 30, 2001.

PROPOSAL II
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Company has selected the firm of BDO Seidman, LLP as independent public accountants to perform the audit of the consolidated financial statements of the Company for the fiscal year ending November 30, 2002. BDO Seidman, LLP served as independent public accountants of the Company during fiscal 2001. The Board of Directors expects that a representative of BDO Seidman, LLP will be present at the annual meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN LLP.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended November 30, 2001 and the interim reviews of the financial statements included in the Company’s Form 10-K for its fiscal year 2001 were $80,000.

Information Systems Design and Implementation Fees.

BDO Seidman, LLP did not bill the Company for any Financial Information System Design and Implementation fees for fiscal year 2001.

All Other Fees

The aggregate fees filled by BDO Seidman, LLP for services rendered for fiscal 2001, other than services reported under Audit Fees above, was $34,853.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with her judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders which are intended for inclusion in the Company’s proxy statement and proxy and to be presented at the Company’s 2003 annual stockholders’ meeting must be received by the Company by September 29, 2003 in order to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2003 annual stockholders’ meeting. Such proposals should be addressed to the Company’s secretary and may be included in next year’s annual stockholders’ meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than September 29, 2003. If a stockholder fails to notify the Company of any such proposal prior to that date, management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in the Company’s proxy statement.

ANNUAL REPORT

The Company’s annual report to stockholders for the fiscal year ended November 30, 2001, including audited financial statements, accompanies this proxy statement. Copies of the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2001 and the exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K are also available on-line through the Commission at www.sec.gov.

By the order of the Board of Directors

Steve F. Scott
President and Chief Executive Officer

Rancho Dominguez, California
October 26, 2002

ADVANCED MATERIALS GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gayle Arnold and Ana Gonzales as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Advanced Materials Group, Inc., held by the undersigned on October 25, 2002, at the annual meeting of stockholders to be held on Monday, December 9, 2002, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

1.	ELECTION OF DIRECTORS:

☐	ELECT FIVE DIRECTORS named below to serve until the annual meeting of stockholders to be held in the year 2003 or until their successors have been duly elected and qualified.

Timothy R. Busch Steve F. Scott N. Price Paschall	Maurice J. DeWald James R. Swartwout

To withhold authority to vote for any one or more of the nominees named above, strike through that/those name(s).

2.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP as the independent accountants for the Company for the fiscal year ending November 30, 2002:

☐	FOR RATIFICATION OF BDO SEIDMAN LLP.

☐	AGAINST RATIFICATION OF BDO SEIDMAN LLP.

3.	TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE NAMED NOMINEES AND FOR RATIFICATION OF BDO SEIDMAN LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2002.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein.

Date , 2002

Signatures(s) of Stockholder(s)

Signature should agree with the name(s) printed hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.